Exhibit 99.1


                                  PRESS RELEASE

                                                                    IR Contact:
                                                                    -----------
IPIX                                                                Paul Farmer
                                                                (925) 242- 4002
                                                                   CFO@ipix.com
                                                                   ------------

                   IPIX REPORTS RESULTS FOR THIRD QUARTER 2004

SAN RAMON,  CA / OAK RIDGE,  TN - October 21, 2004 - IPIX  Corporation  (NASDAQ:
IPIX), a leader in mission-critical imaging solutions where visual content is required for the protection of life and property and eCommerce, today announced financial results for the quarter ended September 30, 2004. For the Third quarter, revenue was $1.7 million, up from $1.3 million in the Second quarter of 2004. Net loss available for common stockholders was $3.6 million in the Second and Third quarters of 2004. Basic and fully diluted loss per common share was $0.18 in the Third quarter compared with $0.23 in the Second quarter of 2004. This decrease was primarily the result of an increase in the weighted average number of common shares outstanding during the Third quarter.

"Since the end of the Second quarter, we have continued to expand our sales and distribution channels," said Clara Conti, IPIX president and CEO. "I joined IPIX in September because the IPIX people, partners and technology form a rare opportunity and I am excited to be part of IPIX's future."

"Sales & Marketing and Research & Development spending in the Third quarter were comparable to Second quarter levels," said Paul Farmer, IPIX CFO. "We saw increased General & Administrative expenses during the Third quarter primarily due to costs associated with changing our CEO."

At September 30, 2004, IPIX had total cash and short term investment balances of $20.1 million, $18.7 million of which is unrestricted, up from $12.3 million at the end of 2003. During the first nine months of 2004, IPIX has raised approximately $19 million in cash from the sale of common stock.

About IPIX

IPIX Corporation offers mission critical imaging where visual content is required for eCommerce and the protection of life and property. IPIX conducts its business through three business units that share IPIX's patented technology:

IPIX  Security,  IPIX AdMission and IPIX  InfoMedia.  Visit the IPIX website for
more  detailed   descriptions  of  each  business  unit.  IPIX  has  offices  in
California, Tennessee and the Washington D.C. area. www.ipix.com

This press release may contain forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and restructuring efforts, and are based on current expectations.

Actual results may differ materially from those projected in the forward-looking statements based upon a number of factors including:

(i)      our loss of existing, or an inability to attract new customers,
(ii)     changes in the demand for our products and services,
(iii)    our rate of revenue growth,
(iv)     our ability to control or affect reductions in costs,
(v) our ability to design, manufacture and deliver high quality products in a timely fashion,
(vi)     uncertainty regarding our ability to continue as a going concern,
(vii) our third-party supplier's ability to deliver high quality components to us in a timely fashion,
(viii)   technological changes,
(ix)     general economic, financial or market changes or developments and
(x)      the conversion of our Series B Preferred Stock into common stock.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-Ks, Form 10-K/As, Form 10-Qs, Form S-3s and Form 8-Ks (www.sec.gov).

                                IPIX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                     December 31,  September 30,
                                                                                         2003          2004
                                                                                   --------------  -------------
                                                                                         (1)        (unaudited)
(In thousands)

ASSETS
Cash and cash equivalents.......................................................     $    10,241  $     18,064
Restricted short term investments...............................................           1,100           800
Short term investments..........................................................             331           645
Accounts receivable, net........................................................             261           824
Inventory, net..................................................................             398         1,311
Prepaid expenses and other current assets.......................................           1,523         1,527
                                                                                     -----------  ------------
      Total current assets......................................................          13,854        23,171
Computer hardware, software and other, net......................................           1,578           974
Restricted cash and other long term assets......................................             852           718
                                                                                     -----------  ------------
      Total assets..............................................................     $    16,284  $     24,863
                                                                                     ===========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable................................................................     $       612  $      1,343
Accrued liabilities.............................................................           3,342         3,778
Deferred revenue................................................................              76            92
Current portion of obligations under capital leases.............................             608           112
                                                                                     -----------  ------------
      Total current liabilities.................................................           4,638         5,325
Other long term liabilities.....................................................             181            --
                                                                                     -----------  ------------
         Total liabilities......................................................           4,819         5,325
                                                                                     -----------  ------------

STOCKHOLDERS' EQUITY:
Preferred stock (Aggregate liquidation value: $23,716 in 2003
    and $7,208 in 2004).........................................................               1            --
Common stock....................................................................               9            19
Class B common stock............................................................              --            --
Additional paid-in capital......................................................         515,186       533,283
Accumulated deficit.............................................................        (503,731)     (513,764)
                                                                                     ------------ -------------
      Total stockholders' equity................................................          11,465        19,538
                                                                                     -----------  ------------

      Total liabilities and stockholders' equity................................     $    16,284  $     24,863
                                                                                     ===========  ============

         ----------------------

         (1) The December 31, 2003 balances were derived from the audited financial statements.

                                IPIX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                           Three months ended
                                                                                  2004
                                                                        ---------------------------
                                                                         June 30,     September 30,
                                                                        ---------     -------------
                 (In thousands, except per share data)                        (unaudited)


Revenue:
Security.........................................................       $    404        $    724
AdMission........................................................            288             276
InfoMedia........................................................            609             741
                                                                        ---------       ---------
   Total revenue.................................................          1,301           1,741
                                                                        ---------       ---------

Cost of revenue:
Security.........................................................            288             525
AdMission........................................................            560             570
InfoMedia........................................................            297             302
                                                                        ---------       ---------
   Total cost of revenue.........................................          1,145           1,397
                                                                        ---------       ---------

   Gross profit..................................................            156             344
                                                                        ---------       ---------

Operating expenses:
Sales and marketing..............................................          1,653           1,625
Research and development.........................................            997             952
General and administrative.......................................            925           1,220
                                                                        ---------       ---------
   Total operating expenses......................................          3,575           3,797
                                                                        ---------       ---------

Loss from operations.............................................         (3,419)         (3,453)
Other............................................................             16              32
                                                                        ---------       ---------

Net loss.........................................................         (3,403)         (3,421)
Preferred stock dividends .......................................           (224)           (133)
                                                                        ---------       ---------

Net loss available to common stockholders........................       $ (3,627)       $ (3,554)
                                                                        =========       =========

Loss per common share, basic and diluted ........................       $  (0.23)       $  (0.18)
Weighted average common shares, basic and diluted................         15,894          19,625